UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 24, 2010
Diamond Offshore Drilling, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-13926	76-0321760

(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)
15415 Katy Freeway
Houston, Texas 77094

(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: (281) 492-5300
Not Applicable

(Former name or former address, if changed since last report)
     Check the appropriate line below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders
     Diamond Offshore Drilling, Inc. (the “Company”) held its Annual Meeting of Stockholders (“Annual Meeting”) on May 24, 2010 in New York, New York. At the Annual Meeting, the holders of 129,758,336 shares of common stock out of 139,026,178 shares entitled to vote as of the record date were represented in person or by proxy, constituting a quorum. The following matters were voted on and adopted by the margins indicated:
     a. To elect nine directors to serve until the Company’s 2011 annual meeting of stockholders.

	Number of Shares
	For	Withheld	Broker Non-Vote
James S. Tisch	112,869,084	9,216,536	7,672,716
Lawrence R. Dickerson	113,754,622	8,330,998	7,672,716
John R. Bolton	121,356,517	729,103	7,672,716
Charles L. Fabrikant	120,113,384	1,972,236	7,672,716
Paul G. Gaffney II	121,312,380	773,240	7,672,716
Edward Grebow	121,337,096	748,524	7,672,716
Herbert C. Hofmann	113,365,942	8,719,678	7,672,716
Arthur L. Rebell	121,067,826	1,017,794	7,672,716
Raymond S. Troubh	120,841,408	1,244,212	7,672,716
     b. To ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditors for fiscal year 2010.

For	129,297,831
Against	408,013
Abstain	52,492
Broker Non-Vote	0

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMOND OFFSHORE DRILLING, INC.
By:	/s/ William C. Long
William C. Long
Senior Vice President, General Counsel and Secretary

Dated: May 26, 2010

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